AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                PRO-STARS, INC.,

                      APPLIED SPECTRUM TECHNOLOGIES, INC.,

                                       AND

                             APSP ACQUISITION, INC.


                            DATED AS OF MAY 16, 2006

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                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this 16th day of May, 2006, by and among Pro-Stars, Inc., a Nevada corporation
("Company"), Applied Spectrum Technologies, Inc., a Delaware corporation ("Parent"), and APSP Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").


                                    RECITALS


      A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2) and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the General Corporation Law of the State of Nevada (the "NGCL"), Parent and Company intend to enter into a business combination transaction by means of a merger between Merger Sub and the Company in which the Company will merge with Merger Sub and be the surviving entity, through an exchange of all the issued and outstanding shares of capital stock of the Company for shares of preferred stock of the Parent.

      B. The Board of Directors of the Company, Parent and Merger Sub have determined that the Merger (as defined in Section 1.1) is fair to, and in the best interests of, their respective companies and their respective stockholders.

      C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

      D. KI Equity Partners III, LLC, a Delaware limited liability company ("KI Equity") owns the majority of the outstanding shares of common stock of Parent.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

      1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL and NGCL, Merger Sub shall be merged with and into the Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." The Merger is hereinafter sometimes referred to as the "Transaction."

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      1.2 Effective Time; Closing.  Subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the States of Delaware and Nevada in accordance with the relevant provisions of the DGCL and NGCL a certificate and/or articles of merger (the "Certificate of Merger") (the time of such filing with the Secretary of State of the States of Delaware and Nevada, or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger, being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The term "Agreement" as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules hereto (including the Company Schedules and Parent Schedules). Unless this Agreement shall have been terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") shall take place at the offices of Foley & Lardner, LLP, 402 West Broadway, Suite 2300, San Diego, CA 92101-3542 at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation; Bylaws.

            (a) At the Effective Time, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

            (b) The Bylaws of the Company shall be the Bylaws of the Surviving Corporation.

      1.5  Directors  and  Officers.  The  initial  directors  of the  Surviving
Corporation shall be the directors of the Company immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time.

      1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

            (a) Conversion of Company Common Stock. Each share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive on the Closing Date 0.043656 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of Parent ("Series A Preferred Stock") (the "Preferred Exchange Ratio") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Series A Preferred Stock issued in exchange for such shares of Company Common Stock will also be unvested or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Series A Preferred Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

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            (b)  Assumption  of Company  Stock  Options.  At the  Closing,  each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option"), whether or not vested, shall be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Company Stock Option immediately prior to the Closing (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of common stock, no par value per share, of Parent ("Parent Common Stock") equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Closing multiplied by 4.39879 ("Option Exchange Ratio"), rounded up to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Closing by the Option Exchange Ratio, rounded down to the nearest whole cent. Each Company Stock Option after assumption by Parent and as modified by the adjustments set forth in (i) and (ii) of this subparagraph (b) shall be referred to as "New Parent Stock Option."

            (c) Assumption of Company Stock Warrants. At the Closing, each outstanding warrant to purchase shares of Company Common Stock (each, a "Company Stock Warrant") shall be assumed by Parent and will continue to have, and be subject to, the same terms and conditions of such Company Stock Warrants immediately prior to the Closing, except that (i) such Company Stock Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Warrant immediately prior to the Closing multiplied by the Option Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Warrant was exercisable immediately prior to the Closing by the Option Exchange Ratio, rounded down to the nearest whole cent. Each Company Stock Warrant after assumption by Parent and as modified by the adjustments set forth in (i) and
(ii) of this  subparagraph  (c)  shall  be  referred  to as  "New  Parent  Stock
Warrant."

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            (d) Further  Actions  Regarding  Options and Warrants.  Prior to the
Closing Date, the Company agrees to take all necessary steps to effectuate the foregoing provisions of Sections 1.6(b) and (c), including obtaining all necessary consents and releases, if any, from the holders of Company Stock Options and Company Common Stock Warrants.

            (e) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

            (f) Capital Stock of Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

            (g) Adjustments to Exchange Ratios. The Exchange Ratios (as defined below) shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock, Company Common Stock, Company Preferred Stock (or any options or warrants with respect to the foregoing) occurring on or after the date hereof and prior to the Effective Time.

      The Preferred Exchange Ratio and Option Exchange Ratio (collectively, the "Exchange Ratios") set forth above are calculated assuming the issuance by Parent of shares of Series A Preferred Stock or Parent Common Stock to investors in the Equity Financing (as defined in Section 6.1 (k)) with aggregate gross proceeds of $15,000,000 and based on a Pre-Money Value (as defined in Section
6.1 (k)) of $22,000,000. In the event the aggregate gross proceeds is less than or exceeds $15,000,000 and/or the Pre-Money Value is less than or exceeds $22,000,000, the Exchange Ratios shall be adjusted such that the holders of the Series A Preferred Stock (excluding investors in the event Series A Preferred Stock is issued under the Equity Offering), the New Parent Stock Options and New Parent Stock Warrants shall, in the aggregate, immediately after the closing of the Merger and the Equity Financing shall hold X% of Parent Common Stock on a fully diluted and as-converted basis. For purposes of this Agreement, X% shall be equal to the following:

                              X% = 97% - ((N/(N+Y))

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            Where:  N =  Aggregate  gross  proceeds  from the Series A Preferred
Stock or Parent Common Stock issued in Equity Financing.

            Y = The actual Pre-Money Value in the Equity Financing.

            For purposes of the foregoing calculation, (i) there shall be excluded from such calculation any New Parent Stock Option or New Parent Stock Warrant which has an exercise price that is equal to or more than the price per share of the Parent Common Stock or the Series A Preferred Stock (on an as converted basis) sold in the Equity Financing, and (ii) to the extent that any New Parent Stock Option or New Parent Stock Warrant has an exercise price that is less than the price per share of the Parent Common Stock or the Series A Preferred Stock (on an as converted basis) sold in the Equity Financing, then such New Parent Stock Option or New Parent Stock Warrant shall be included in such calculation but only to the extent and in the amount of shares that such option or warrant would be exercisable for in a cashless, net exercise.

            (h) Fractional Shares. Fractional shares of Series A Preferred Stock will be issued by virtue of the Merger (rounded to the second decimal point).

      1.7 Surrender of Certificates.

            (a) Exchange Agent. Parent or such other agent or agents as Parent may appoint shall be designated by the parties hereto to act as the exchange agent (the "Exchange Agent") in the Merger.

            (b) Parent to Provide Series A Preferred Stock. Promptly after the Effective Time, and in no event more than three (3) business days thereafter, Parent shall make available for exchange in accordance with this Article I, the shares of Series A Preferred Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and any dividends or distributions  to which  holders of such  shares  may be  entitled  pursuant  to
Section 1.7(d).

            (c) Exchange  Procedures.  Promptly after the Effective Time, and in no event more than ten (10) business days thereafter, Parent shall mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Series A Preferred Stock pursuant to Section 1.6: (i) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Series A Preferred Stock and any dividends or other distributions pursuant to Section 1.7(d), and (ii) an investment representation letter containing such warranties, representations and agreements by holder as set forth in Section 1.12. Upon surrender of Certificates for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and investment representation letter, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of shares of Series A Preferred Stock into which their shares of Company Common Stock were converted into the right to receive at the Effective Time and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, to evidence only the right to receive the applicable number of shares of Series A Preferred Stock (or Common Stock issuable upon conversion of Series A Preferred Stock) issuable pursuant to Section 1.6.

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            (d) Distributions  With Respect to Unexchanged  Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Series A Preferred Stock (or Parent Common Stock issuable upon conversion of Series A Preferred Stock) with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Series A Preferred Stock (or Parent Common Stock issuable upon conversion of Series A Preferred Stock) to be issued upon surrender thereof
until  the  holders  of  record  of  such  Certificates   shall  surrender  such
Certificates. Subject to applicable law, following surrender of any such Certificates with a properly completed letter of transmittal and investment representation letter, Parent shall promptly deliver to the record holders
thereof,  without  interest,   certificates  representing  shares  of  Series  A
Preferred Stock issued in exchange therefor (or Parent Common Stock issuable upon conversion of Series A Preferred Stock) and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares.

            (e) Transfers of Ownership. If certificates representing shares of Series A Preferred Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Series A Preferred Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) Required Withholding. Each of Parent, any agents appointed by Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

            (g) Termination of Exchange Agent Funding. Series A Preferred Stock (or Parent Common Stock issuable upon conversion of Series A Preferred Stock) held by the Exchange Agent (other than Parent) which have not been delivered to holders of Certificates within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 1.7 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Series A Preferred Stock (or Parent Common Stock issuable upon conversion of Series A Preferred Stock) and any dividends or distributions pursuant to Section 1.7(d) with respect to such shares to which they are entitled.

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            (h) No Liability.  Notwithstanding  anything to the contrary in this
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation, the Company nor any party hereto shall be liable to a holder of shares of Series A Preferred Stock (or Parent Common Stock issuable upon conversion of Series A Preferred Stock) or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.8 No Further Ownership Rights in Company Common Stock. All shares of Series A Preferred Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Series A Preferred Stock (or Parent Common Stock issuable upon conversion of Series A Preferred Stock) which the shares of Company Common Stock formerly represented by such Certificates were converted into the right to receive pursuant to Section 1.6 and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Series A Preferred Stock (or Parent Common Stock issuable upon conversion of Series A Preferred Stock) and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

      1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action.

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      1.12  Investment  Representation.  All shares of Series A Preferred  Stock issued in accordance with the terms hereof (including Parent Common Stock issuable upon conversion of Series A Preferred Stock) shall, when issued, be restricted shares and may not be sold, transferred or otherwise disposed of by the holders thereof without registration under the Securities Act of 1933, as amended ("Securities Act") or an available exemption from registration under the Securities Act. The certificates representing the shares of Series A Preferred Stock issued in accordance with the terms hereof (including Parent Common Stock issuable upon conversion of Series A Preferred Stock) will contain the
appropriate   restrictive  legends,  and  the  Parent  shall  issue  appropriate stop-transfer instructions to the Exchange Agent with respect to such shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock). Except for the representation made in Section 1.12(c)(i) regarding "accredited investor" status, as to which up to 35 holders may be permitted to not make such representation, each holder of record (as of the Effective Time) of Certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Series A Preferred Stock pursuant to Section 1.6, shall provide an investment representation letter containing, among other things, the following:

            (a) Each holder has and shall transfer, good and marketable title to the shares of Company Common Stock owned by such holder, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens").

            (b) Each holder is acquiring the shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock) for investment for holder's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such holders have no present intention of selling, granting any participation in, or otherwise distributing the same. Each holder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock).

            (c) Each holder understands that shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock) are not registered under the Securities Act, that the issuance of shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock) is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Parent's reliance on such exemption is predicated on the holder's representations set forth herein. Each holder represents and warrants that: (i) he is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act, (ii) he can bear the economic risk of his respective investments, and (iii) he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock).

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            (d) Holders  acknowledge  that neither the SEC,  nor the  securities regulatory body of any state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

            (e) Holders acknowledge that they have carefully reviewed such information as each of them deemed necessary to evaluate an investment in shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock). To the full satisfaction of each holder, he has been furnished all materials that he has requested relating to Parent and the issuance of shares of Series A Preferred Stock hereunder (including Parent Common Stock issuable upon conversion of Series A Preferred Stock), and each holder has been afforded the opportunity to ask questions of Parent's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the holders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Parent set forth in this Agreement, on which each of the holders has relied in making an exchange of his shares of Series A Preferred Stock.

            (f) Each holder understands that shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock) or any available exemption from registration under the Securities Act, the shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock) may have to be held indefinitely. Each holder further acknowledges that shares of Series A Preferred Stock (including Parent Common Stock issuable upon conversion of Series A Preferred Stock) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied
(including, without limitation, Parent's compliance with the reporting requirements under the Exchange Act).

            (g) The representations, warranties and agreements of each holder contained in the investment representation letter shall survive the Closing of the Transaction.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Except as disclosed on the schedules prepared by the Company to be delivered to the Parent (the "Company Schedules"), the Company hereby represents and warrants to, and covenants with, Parent and Merger Sub, as follows:

         2.1      Organization and Qualification.

            (a) The Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2 (b)) on the Company. Complete and correct copies of the certificate of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Company Charter Documents") of the Company, as amended and currently in effect, have been heretofore delivered to Parent. The Company is not in violation of any of the provisions of the Company Charter Documents.

            (b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

            (c) The minute books of the Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records"), since the time of the Company's organization. Copies of such Corporate Records of the Company have been heretofore delivered to Parent.

            (d) The stock transfer and ownership records of the Company contain true, complete and accurate records of the stock ownership as of the date of such records and the transfers involving the capital stock of the Company since the time of the Company's organization. Copies of such Stock Records of the Company have been heretofore delivered to Parent.

      2.2 Subsidiaries. Set forth in Schedule 2.2 hereto is a true and complete list of all Subsidiaries of the Company, stating, with respect to each
Subsidiary,   its  jurisdiction  of  incorporation  or  organization,   date  of
incorporation  or  organization,   capitalization  and  equity  ownership.  Each
Subsidiary is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as they are now being conducted, and each Subsidiary is qualified to do business as a foreign corporation in any other jurisdiction in which is so required to be qualified. All of the outstanding shares of capital stock or equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive or other right of stockholders (or any other Person) or of any Legal Requirements, and are owned beneficially and of record by the Company as specified on Schedule 2.2, free and clear of any Lien. No Subsidiary is in violation of any of the provisions of its Charter Documents.

      Except as described in Schedule 2.2 hereto, neither the Company nor any Subsidiary owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person (other than the Company or the Subsidiaries) or has any agreement or commitment to purchase any such interest, and the Company and its Subsidiaries have not agreed and are not obligated to make nor are bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or any date hereafter, under which any of them may be obligated to make any future investment in or capital contribution to any other entity.

      For purposes of this Agreement, (i) the term "Subsidiary" shall mean any Person in which the Company or any Subsidiary directly or indirectly, owns beneficially securities or interests representing more than 50% of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise, and (ii) the term "Person" shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a limited liability company, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof.

      2.3 Capitalization.

            (a) The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share ("Company Common Stock") and 10,000,000 shares of preferred stock, par value of $0.001 per share ("Company Preferred Stock"). Except as disclosed on Schedule 2.3, at the close of business on the business day prior to the date hereof, (i) 22,906,350 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable (such number excludes the 1,000,000 shares of Common Stock held in treasury by the Company which shall be canceled by the Company prior to Closing), (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 4,325,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Stock Options granted to employees of the Company each with an exercise price of $1.00 per share, and
(iv) 2,377,550 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Stock Warrants each with an exercise price of $1.00, except for warrants issued to Liolios Group, Inc. to purchase up to an aggregate of 200,000 shares of Company Common Stock, 100,000 of which have an exercise price of 110% of the per share price of the Parent Common Stock or the Series A Preferred Stock (on an as converted basis) sold in the Equity Financing and 100,000 of which have an exercise price of 120% of the per share price of the Parent Common Stock or the Series A Preferred Stock (on an as converted basis) sold in the Equity Financing, and (v) no shares of Company Common Stock were reserved for issuance upon the conversion of Company Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Schedule 2.3 hereto, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option or Company Stock Warrant as a result of the Transaction. All outstanding shares of Company Common Stock and all outstanding Company Stock Options and Company Stock Warrants have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts. The Company has heretofore delivered to Parent true, complete an accurate forms of the Company Stock Options and Company Stock Warrants.

            (b) Except as set forth in Schedule 2.3 hereto or in this Section 2.3, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 2.3 hereof or Section
2.3 hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (c) Except as contemplated by this Agreement and except as set forth in Schedule 2.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

      2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its Board of Directors), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement and the Transaction by a majority of the Company's stockholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

      2.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the Transaction by the stockholders of the Company, conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company.

            (b) The execution and delivery of this Agreement by the Company does not, and the performance of their obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, the Parent, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      2.6 Compliance. To the knowledge of the Company, it has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. To the Company's knowledge, the businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements and the Company is not in default or violation of any term, condition or provision of any applicable Company Charter Documents or Contracts. Except as set forth on
Schedule 2.6, to the Company's knowledge, no written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no knowledge of any such notice delivered to any other Person). The Company is not in violation of any term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

      2.7 Financial Statements.

            (a) The Company has provided to Parent a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Company and its Subsidiaries for the fiscal years ended December 31, 2004 and 2005, prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and audited in accordance with the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") by an independent accountant registered with PCAOB, and such statements fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated, and each does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The unaudited financial statements to be provided by the Company to Parent prior to the Closing will be a complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of the Company and its Subsidiaries for the three-month period ended March 31, 2005 and 2006, which statements will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), will be reviewed by an independent accountant registered with PCAOB, and such statements will fairly present in all material respects the financial position of the Company and its Subsidiaries at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements will be subject to normal adjustments which are not expected to have a Material Adverse Effect on the Company. The audited financial statements described in Section 2.7(a) and the unaudited financial statements described in this Section 2.7(b) are collectively referred to herein as the "U.S. GAAP Financial Statements."

            (c) The Company maintains a system of internal  accounting  controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8 hereto, the Company and its Subsidiaries have no liabilities individually in excess of $25,000 and in the aggregate in excess of $50,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries, except: (i) liabilities provided for in or otherwise disclosed in the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2005 prepared in accordance with U.S. GAAP, which have been delivered to Parent, and (ii) such liabilities arising in the ordinary course of the business of the Company and its Subsidiaries since December 31, 2005, none of which would have a Material Adverse Effect on the Company.

      2.9 Absence of Certain Changes or Events.  Except as set forth in Schedule
2.9 hereto and except for the Transactions, since December 31, 2005, there has not been: (i) any Material Adverse Effect on the Company and its Subsidiaries,
(ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company's capital stock, (iv) any granting by the Company or its Subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or its Subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or its Subsidiaries of any increase in severance or termination pay or any entry by the Company or its Subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company or its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.20 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company or its Subsidiaries with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any change in the auditors of the Company, (vii) any issuance of capital stock of the Company or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, or (viii) any revaluation by the Company or its Subsidiaries of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company or its Subsidiaries other than in the ordinary course of business.

      2.10 Litigation. Except as disclosed in Schedule 2.10 hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      2.11 Employee Benefit Plans.

            (a) All employee compensation,  incentive,  fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Company, or any trade or business (whether or not incorporated) which is under common control with the Company, with respect to which the Company has liability (collectively, the "Plans") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements of the Company. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by any governmental agency with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. the Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent Company (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

            (b) Except as disclosed on Schedule 2.11 hereto or in Section 2.11, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      2.12 Labor Matters. Except as disclosed in Schedule 2.12 hereto, the Company and its Subsidiaries are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

      2.13 Restrictions on Business Activities.  Except as disclosed on Schedule
2.13 hereto,  to the Company's  knowledge,  there is no  agreement,  commitment, judgment, injunction, order or decree binding upon the Company or its Subsidiaries or to which the Company or its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or its Subsidiaries, any acquisition of property by the Company or its Subsidiaries or the conduct of business by the Company or its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not have and could not reasonably be expected to have a Material Adverse Effect on the Company.

      2.14 Title to Property.

            (a) All real property owned by the Company or its Subsidiaries (including improvements and fixtures thereon, easements and rights of way) (the "Real Property") is shown or reflected on the audited consolidated balance sheets of the Company as of December 31, 2005 prepared in accordance with U.S. GAAP. The Company or its Subsidiaries has good, valid and marketable fee simple title to the Real Property, and except as set forth in the audited consolidated financial statements of the Company as of December 31, 2005 prepared in accordance with U.S. GAAP or on Schedule 2.14 hereto, all of the Real Property is held free and clear of (i) all leases, licenses and other rights to occupy or use the Real Property and (ii) all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby. Schedule 2.14 hereto is a list of all options or other contracts under which the Company has a right to acquire any interest in real property.

            (b) All leases of real property held by the Company or its Subsidiaries and all personal property and other property and assets of the Company or its Subsidiaries (other than Real Property) owned, used or held for use in connection with the business of the Company or its Subsidiaries (the "Personal Property") are shown or reflected on the audited consolidated balance sheets of the Company as of December 31, 2005 prepared in accordance with U.S. GAAP. The Company or its Subsidiaries owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the audited consolidated financial statements of the Company as of December 31, 2005 prepared in accordance with U.S. GAAP or in Schedule 2.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company.

            (c) Except as set forth on Schedule 2.14, all leases pursuant to which the Company or its Subsidiaries leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or its Subsidiaries or, to the Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Company.

      2.15 Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

            (b) Tax Returns and Audits. Except as set forth in Schedule 2.15 hereto:

                  (i) The Company and its Subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by them with any Tax authority prior to the date hereof, except such Returns which are not material to the Company or its Subsidiaries. All such Returns are true, correct and complete in all material respects. The Company and its Subsidiaries have paid all Taxes shown to be due on such Returns.

                  (ii) All Taxes that the Company or its Subsidiaries is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                  (iii) The Company and its Subsidiaries have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against them, nor have they executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of the Company or its Subsidiaries by any Tax authority is presently in progress, nor has the Company or its Subsidiaries been notified of any request for such an audit or other examination.

                  (v) No adjustment relating to any Returns filed by the Company or its Subsidiaries has been proposed in writing, formally or informally, by any Tax authority to the Company or its Subsidiaries or any representative thereof.

                  (vi) The Company and its Subsidiaries have no liability for any material unpaid Taxes which have not been accrued for or reserved on the Company's consolidated balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business in the ordinary course of business, none of which is material to the business, results of operations or financial condition of the Company.

                  (vii) The Company and its Subsidiaries have not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            2.16 Environmental Matters. Except as disclosed in Schedule 2.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company, to the Company's knowledge: (i) the Company and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Company or its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or its Subsidiaries; (iv) the Company and its Subsidiaries are not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company and its Subsidiaries have not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company and its Subsidiaries have not received any notice, demand, letter, claim or request for information alleging that the Company and its Subsidiaries may be in violation of or liable under any Environmental Law; and (vii) the Company and its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

            (b) As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            (c) As used in this Agreement,  the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

      2.17 Brokers; Third Party Expenses. Except for the placement agreement entered into, or to be entered into, by and between the Company and Roth Capital appointing Roth Capital as the exclusive placement agent for the Company under the Equity Financing ("Placement Agreement"), which Placement Agreement shall be assumed by Parent immediately following the Closing, and except as set forth in
Schedule 2.17, the Company and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby, nor will the Company, its Subsidiaries or Parent be required to issue any shares of common stock, options, warrants or other securities of either the Company, its Subsidiaries or Parent to any third party as result of this Transaction due to the provisions of any agreement entered into by the Company or its Subsidiaries relating to brokerage, finders' fees, agent's commissions or similar agreements.

      2.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

      "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, formulations, delivery methods, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) formulations and delivery methods and any registrations, approvals and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, "Trademarks");
      (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

      "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company or its Subsidiaries.

      "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

      "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or its Subsidiaries.

      "Company Products" means all products (including formulations and delivery methods with respect thereto) used, licensed, owned, sold, marketed or in development by the Company or its Subsidiaries.

            (a) Except as disclosed on Schedule 2.18, to the Company's knowledge, Company Intellectual Property or Company Product is not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company or its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Company.

            (b) Except as disclosed on Schedule 2.18 hereto, the Company or its Subsidiaries owns and has good and exclusive title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted in the ordinary course); and the Company or its Subsidiaries is the exclusive owner of all material registered Trademarks used in connection with the operation or conduct of the business of the Company or its Subsidiaries including the sale of any products by the Company or its Subsidiaries.

            (c) The operation of the business of the Company and its Subsidiaries as such business currently is conducted, including (i) the design, delivery method, formulation, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company and its Subsidiaries (including Company Products) and (ii) the use of any product, device or process of the Company or its Subsidiaries, to the Company's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

      2.19 Agreements, Contracts and Commitments. (a) Schedule 2.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term "Contracts" shall mean all contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which the Company or its Subsidiaries is a party or by or to which any of the properties or assets of the Company or its Subsidiaries may be bound, subject or affected (including without limitation notes or other instruments payable to the Company or its Subsidiaries) and (ii) the term "Material Contracts" shall mean (x) each Contract (I) providing for payments (past, present or future) to the Company or its Subsidiaries in excess of $50,000 in the aggregate or (II) under which or in respect of which the Company or its Subsidiaries presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, (y) each Contract which otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company or its Subsidiaries and (z) without limitation of subclause (x) or subclause (y), each of the following Contracts:

                  (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company or its Subsidiaries, or any officer, director or 5% or more stockholder ("Insider") of the Company or its Subsidiaries;

                  (ii) any guaranty, direct or indirect, by the Company or its Subsidiaries or any Insider of the Company or its Subsidiaries of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                  (iii) any Contract made other than in the ordinary course of business or (x) providing for the grant to any preferential rights to purchase or lease any asset of the Company or its Subsidiaries or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company or its Subsidiaries;

                  (iv) any obligation to register any shares of the capital stock or other securities of the Company or its Subsidiaries with any Governmental Entity;

                  (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                  (vi) any collective bargaining agreement with any labor union;

                  (vii) any lease or similar arrangement for the use by the Company or its Subsidiaries of personal property;

                  (viii) any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                  (ix) any Contract to which any Insider of the Company or its Subsidiaries is a party.

            (b) Each Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts (or written summaries in the case of oral Material Contracts) and of all outstanding offers or proposals of the Company or its Subsidiaries have been heretofore delivered to Parent. Nothing in this Agreement or any Schedule hereto shall be construed as a determination by the Company or any of its Subsidiaries that any Contract or agreement is "material" within the meaning of Item 601 of Regulation S-B promulgated under the Securities Act.

            (c) Except as set forth in Schedule 2.19, neither the Company nor its Subsidiaries nor to the best of the Company's knowledge any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Contract, and no party to any Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each agreement, contract or commitment to which the Company or its Subsidiaries is a party or by which they are bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on the Company.

      2.20 Insurance. Schedule 2.20 sets forth the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the "Insurance Policies") of the Company and its Subsidiaries.

      2.21 Governmental Actions/Filings. The Company and its Subsidiaries have been granted and hold, and have made, all Governmental Actions/Filings (including, without limitation, the Governmental Actions/Filings required for (i) emission or discharge of effluents and pollutants into the air and the water and (ii) the manufacture and sale of all products manufactured and sold by it) necessary to the conduct the business of the Company and its Subsidiaries as presently conducted or used or held for use by the Company or its Subsidiaries, all of which are listed in Schedule 2.21 hereto, and true, complete and correct copies of which have heretofore been delivered to Parent. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule
2.21 hereto, will not expire prior to December 31, 2006, and the Company and its Subsidiaries are in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 2.21, to the Company's knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by the Company or its Subsidiaries to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority including, without limitation the U.S. Food and Drug Administration.

      2.22 Interested  Party  Transactions.  Except as set forth in the Schedule
2.22 hereto, no employee, officer, director or Insider of the Company or its Subsidiaries or a member of his or her immediate family is indebted to the Company or its Subsidiaries, nor is the Company or its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, and
(iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 2.22, to the Company's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company or any Subsidiary is affiliated or with whom the Company or any Subsidiary has a contractual relationship, or any Person that competes with the Company or any Subsidiary, except that each employee, Insider, officer or director of the Company and its Subsidiaries and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Company or its Subsidiaries. Except as set forth in Schedule 2.22, to the knowledge of the Company, no officer, director or Insider or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or its Subsidiaries (other than such contracts as relate to any such individual ownership of capital stock or other securities of the Company or its Subsidiaries).

      2.23 Board Approval. The board of directors of the Company or similar governing body (including any required committee or subgroup of thereof) has, as of the date of this Agreement, unanimously approved, subject to the approval of stockholders, this Agreement and the transactions contemplated hereby, and resolved to seek the stockholders approval and adoption of this Agreement and approval of the Transaction.

      2.24 Management. During the past five year period, to the Company's knowledge, no current or former director, executive officer or Insider of the Company or any Subsidiary has been the subject of: (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing; (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);
(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:
(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (2) Engaging in any type of business practice; or (3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws; (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity; (e) a finding by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

      2.25 Injunction. Neither the Company nor any of its Subsidiaries and affiliates is or has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily, or permanently enjoining such person for failure to comply with Rule 503 under Regulation D

      2.26 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as disclosed on the schedules prepared by the Parent to be delivered to the Company (the "Parent Schedules") Parent represents and warrants to, and covenants with, the Company, as follows:

         3.1      Organization and Qualification.

            (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Complete and correct copies of the Parent Charter Documents, as amended and currently in effect, have been heretofore delivered to the Company. Parent is not in violation of any of the provisions of the Parent Charter Documents.

            (b) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

      3.2 Subsidiaries. Except for Merger Sub which is a wholly-owned subsidiary of Parent, Parent has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and Parent has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

      3.3 Capitalization.

            (a) The authorized capital stock of Parent consists of: (i) 150,000,000 shares of common stock, par value $0.001 per share ("Parent Common Stock") and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share ("Parent Preferred Stock") of which 2,000,000 shares will be designated as Series A Convertible Preferred Stock ("Series A Preferred Stock") pursuant to the Certificate of Designations of Series A Preferred Stock attached hereto as Exhibit A ("Certificate of Designations"). As of the close of business on the business day immediately prior to the date hereof, Parent has: (i) 5,353,941 shares of Parent Common Stock issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding; (iii) no shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options and warrants to purchase Parent Common Stock ("Parent Warrants"); (iv) no shares of Parent Preferred Stock were reserved for issuance to any party (other than the issuances contemplated under this Agreement); and (v) no shares of Parent Common Stock were reserved for issuance upon the conversion of Parent Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All outstanding shares of Parent Common Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts. Prior to Closing, there will be an aggregate of 2,000,000 shares of authorized but unissued shares of Series A Preferred Stock, which, subject to the approval of Parent's stockholders to effect the Reverse Split, which in any case shall be required to have occurred subsequent to the Closing ("Stockholder Approval"): (i) shall be convertible into 201,520,408 shares of Parent Common Stock on a pre-Reverse Split basis, based on a conversion rate of 100.760204 shares of Parent Common Stock on a pre-Reverse Split basis for each share of Series A Preferred Stock, and (ii) shall be convertible into 13,434,694 shares of Parent Common Stock on a post-Reverse Split basis. The term "Reverse Split" is defined in Section 5.14 hereof. All outstanding shares of Parent Common Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

            (b) Except as contemplated by this Agreement, there is no commitment by Parent to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive Parent securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets. Parent is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein, and to Parent's knowledge, there are no voting trusts or similar agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of Parent or obligating Parent to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. (c) Except as contemplated by this Agreement and except as set forth in Schedule 3.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Parent is a party or by which it is bound with respect to any equity security of any class of Parent.

      3.4 Authority Relative to this Agreement. Parent has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Parent has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Parent (including the approval by its Board of Directors), and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

      3.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent shall not: (i) conflict with or violate Parent Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Parent.

            (b) Except for: (i) the filing of the Certificate of Designations with the appropriate authorities and pursuant to the laws of the State of
Delaware, (ii) the filing of the articles of merger with the appropriate authorities and pursuant to the laws of the State of Delaware and the State of Nevada, and (iii) the requirement to obtain the Stockholder Approval which in any case shall be required to have occurred subsequent to the Closing, the execution and delivery of this Agreement by Parent does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      3.6 Compliance. To Parent's knowledge, Parent has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent. To Parent's knowledge, the businesses and activities of Parent have not been and are not being conducted in violation of any Legal Requirements. Parent is not in default or violation of any term, condition or provision of Parent Charter
Documents. Except as set forth on Schedule 3.6, to Parent's knowledge, no written notice of non-compliance with any Legal Requirements has been received by the Parent Company (and the Parent has no knowledge of any such notice delivered to any other Person). The Parent is not in violation of any term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

      3.7 SEC Filings; Financial Statements.

            (a) Parent has made available to the Company each report, registration statement and definitive proxy statement filed by Parent with the SEC for the 36 months prior to the date of this Agreement (the "Parent SEC Reports"), which, to Parent's knowledge, are all the forms, reports, statements and documents required to be filed by Parent with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates (and with respect to Parent SEC Reports filed prior to December 28, 2005, to the knowledge of Parent), the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed.

            (b) Each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports (and with respect to financial statements (and notes thereto) contained in Parent SEC Reports filed prior to December 28, 2005, to the knowledge of Parent), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent taken as a whole.

            (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act, each of which are listed on the Parent Schedules.

      3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8, Parent has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (i) liabilities provided for in or otherwise disclosed in the most recent financial statements in the Parent SEC Reports filed prior to the date hereof, (ii) liabilities incurred since March 31, 2006 in the ordinary course of business, none of which would have a Material Adverse Effect on Parent, and (iii) those liabilities and obligations specifically set forth in Section 5.11.

      3.9 Absence of Certain Changes or Events.  Except as set forth on Schedule
3.9 or as contemplated by this Agreement, and except as disclosed in the Parent SEC Reports, since March 31, 2006, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) except for the Reverse Split contemplated following the Closing, any split, combination or reclassification of any of Parent's capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with respect to any Governmental Entity, (vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Parent, (vii) any issuance of, or agreement to issue, capital stock of Parent or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, or (viii) any revaluation by Parent of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent other than in the ordinary course of business.

         3.10 Litigation. There are no claims, suits, actions or proceedings pending or to Parent's knowledge, threatened against Parent, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

         3.11 Employee Benefit Plans. Except as disclosed on Schedule 3.11 hereto, Parent does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

         3.12 Labor Matters. Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent, nor does Parent know of any activities or proceedings of any labor union to organize any such employees.

         3.13 Restrictions on Business Activities. To Parent's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Parent.

      3.14 Title to Property. Parent does not own or lease any Real Property or Personal Property. There are no options or other contracts under which Parent has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

      3.15 Taxes. Except as set forth in Schedule 3.15 hereto, to Parent's knowledge:

            (a) Parent has timely filed all Returns required to be filed by Parent with any Tax authority prior to the date hereof, except such Returns which are not material to Parent. All such Returns are true, correct and complete in all material respects. Parent has paid all Taxes shown to be due on such Returns.

            (b) All Taxes that Parent is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

            (c) Parent has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) No audit or other examination of any Return of Parent by any Tax authority is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

            (e) No adjustment relating to any Returns filed by Parent has been proposed in writing, formally or informally, by any Tax authority to Parent or any representative thereof.

            (f) Parent has no liability for any material unpaid Taxes which have not been accrued for or reserved on Parent's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Parent in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent.

            (g) Parent has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      3.16 Environmental Matters. Except as disclosed in Schedule 3.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to Parent's knowledge: (i) Parent has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Parent (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Parent were not contaminated with Hazardous Substances during the period of ownership or operation by Parent; (iv) Parent is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Parent has not been associated with any release or threat of release of any Hazardous
Substance; (vi) Parent has not received any notice, demand, letter, claim or request for information alleging that Parent may be in violation of or liable under any Environmental Law; and (vii) Parent is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

      3.17 Brokers. Except for Parent's obligations under the Financial Advisory Agreement (as defined in Section 5.11), Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.18 Intellectual Property. Parent does not own, license or otherwise have any right, title or interest in any Intellectual Property or Registered Intellectual Property. To the knowledge of Parent, Parent has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or engage in activities constituting unfair competition or trade practices under the laws of any jurisdiction.

      3.19 Agreements, Contracts and Commitments.

            (a) Except as set forth on Schedule 3.19, the Financial Advisory Agreement, the agreement with Computershare Trust Company, Inc. ("Transfer Agent"), the agreement with Vero Management, LLC ("Vero") which will be terminated without liability to Parent prior to Closing, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, permits, franchises, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (a) creates or imposes a liability greater than $5,000, or (b) may not be cancelled without penalty or further obligation or liability by the Company on less than 30 days' or less prior notice ("Parent Contracts").

            (b) Each Parent Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) and of all outstanding offers or proposals of Parent have been heretofore delivered to the Company.

            (c) Neither Parent nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Each agreement, contract or commitment to which Parent is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent.

      3.20 Insurance. Parent does not maintain any Insurance Policies.

      3.21 Governmental Actions/Filings. Parent has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Parent of its businesses (as presently conducted) or used or held for use by Parent, all of which are listed in Schedule 3.21 hereto, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and will not expire prior to December 31, 2006, and Parent is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. To Parent's knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by Parent to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      3.22 Interested  Party  Transactions.  Except as set forth in the Schedule
3.22 hereto or in the Parent's most recent report on Form 10-KSB or the Parent SEC Reports subsequent thereto, no employee, officer, director or 5% or more stockholder of Parent or a member of his or her immediate family is indebted to Parent, nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Parent, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 3.22, to Parent's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a material contractual relationship, or any Person that competes with Parent, except that each employee, 5% or more stockholder, officer or director of Parent and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent. Except as set forth in Schedule 3.22, to Parent's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Parent (other than such contracts as relate to any such individual ownership of capital stock or other securities of Parent).

      3.23 Indebtedness; Parent Assets. Parent has no indebtedness for borrowed money. Immediately prior to the Closing, Parent will have no assets, except for cash reserves earmarked for the payment of certain accounts payable and accrued expenses of Parent with respect to the period prior to Closing which remain unpaid, which Parent shall be responsible for payment following the Closing pursuant to Section 5.11 hereof ("Cash Reserve").

      3.24 Over-the-Counter Bulletin Board Quotation. Parent Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Parent's knowledge, threatened against Parent by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Parent Common Stock on the OTC BB.

      3.25 Board Approval. The Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, approved this Agreement and the transactions contemplated hereby.

      3.26 Representations and Warranties Complete. The representations and warranties of Parent included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

      3.27 Representations and Warranties of Merger Sub. Merger Sub hereby represents and warrants to, and covenants with, the Company as follows: -

            (a) Organization. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Complete and correct copies of the certificate of incorporation and bylaws of the Merger Sub, as currently in effect (the "Merger Sub Charter Documents"), have been heretofore delivered to the Company. Merger Sub is not in violation of any of the provisions of the Merger Sub Charter Documents.

            (b)  Authority  Relative  to this  Agreement.  Merger  Sub has  full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Merger Sub has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Merger Sub's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Merger Sub (including the approval by its Board of Directors and by Parent as the sole stockholder of Merger Sub), and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

            (c) Business of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

            (d) Representations and Warranties Complete. The representations and warranties of Merger Sub included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

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                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business by Company and Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, Parent and Merger Sub shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and its Subsidiaries, Parent and Merger Sub shall not do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

            (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company or Parent, as applicable, or enter into any agreements to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices, provided that in no event shall the Company or Parent license on an exclusive basis or sell any Intellectual Property of the Company or Parent, as applicable;

            (d) Except for the Reverse Split by Parent and the conversion of the Series A Preferred Stock into Parent Common Stock to be completed following the Closing, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

            (e) Except as set forth in Schedule 4.1(e) hereof, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company and Parent, as applicable, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (f) Except for the Equity Financing, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

            (g) Amend their respective Charter Documents except as contemplated by the filing of the Certificate of Designations to be filed by Parent prior to Closing;

            (h) Except as disclosed in Schedule 4.1(h) hereto, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or the Company as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

            (j) Except as disclosed in Schedule 4.1(j) hereto, incur any indebtedness for borrowed money in excess of $50,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or the Company, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

            (k) Except as disclosed in Schedule 4.1(k) hereto or as contemplated by this Agreement, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

            (l) Except as disclosed in Schedule 4.1(1) hereto, (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of the Company or of Parent included in Parent SEC Reports, as applicable, or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

            (m) Except as disclosed on Schedule 4.2(m) and except in the ordinary course of business consistent with past practices, modify, amend or terminate any Contract of the Company, or Parent, as applicable, or other material contract or material agreement to which the Company, or Parent is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

            (n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

            (o) Except as set forth in Schedule 4.1(o) hereto or in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $50,000 in any 12 month period;

            (p) Engage in any action that could reasonably be expected to cause the Transaction to fail to qualify as a "reorganization" under Section 368(a) of the Code;

            (q) Except as set forth in Schedule 4.1(q) hereto, settle any litigation;

            (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

            (s) Form, establish or acquire any Subsidiary except as contemplated by this Agreement;

            (t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

            (u) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (v) above.

         For purposes of this Article IV, the term "Company" shall mean the Company and each of its Subsidiaries.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 Board of Directors of Parent. At Closing, the current board of directors of Parent shall deliver duly adopted resolutions to: (a) set the size of Parent's board of directors at five (5) members effective as of the Closing; and (b) appoint the following persons to Parent's board of directors effective as of the Closing: Klaus Moeller, Sean Goodchild, Sam Battistone and Dale E. Larsson with one vacancy; and (c) accepting the resignations of the current officers and directors of Parent effective as of the Closing ("Resolutions"). At Closing, the current officers and directors of Parent shall deliver their resignations, as appropriate, as officers and directors of Parent to be effective upon the Closing (the "Resignations"). Prior to Closing, the Company shall deliver or cause to be delivered to Parent completed and signed director and officer questionnaires ("Questionnaires") for the new directors and each officer to be appointed by Parent following Closing. The foregoing designations of the new directors (and the officers to be appointed by Parent following Closing) shall be subject to Parent's receipt of the completed and signed Questionnaires ("D&O Information").

      5.2 Undertaking by Company Accountant. On or before the Closing, the Company shall obtain, and deliver to Parent, an undertaking from HJ & Associates ("Accountant"), in a form and substance satisfactory to Parent, providing that:
(i) the Accountant has agreed to an engagement with Parent to serve as its certified public accountants following the Closing for purposes of auditing and reviewing the financial statements of Parent and the Company to comply with Parent's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q, 10-K, and 8-K, (ii) the transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the PCAOB, (iv) the Accountant shall provide its consent to the use of their audited financial statements and accompanying reports for Parent and the Company, as applicable, in any regulatory filing by Parent prior to or following the Closing, and (v) consenting to the use of its name and the disclosure of its engagement by Parent in the Change of Accountant Form 8-K (as defined in Section 5.3) ("Accountant Undertaking"). A signed copy of the engagement letter between Parent and Accountant shall be attached to the Accountant Undertaking.

      5.3 Change of Accountants. At Closing, Parent shall prepare the Form 8-K announcing the change in Parent's certifying accountants from De Joya Griffith & Company, LLC ("Parent's Accountant") to the Accountant effective not later than four business days after the Closing ("Change of Accountant Form 8-K"), in a form acceptable to the Company and in a format acceptable for EDGAR filing. The Change of Accountant Form 8-K shall be filed with the SEC at or within four (4) business days following Closing, and prior to the filing thereof, Parent's Accountant shall have issued its resignation letter to Parent resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K ("Resignation Letter").

      5.4 Other Actions.

            (a) At least ten (10) days prior to Closing, Parent shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act ("14f-1 Information Statement"), and, after providing the Company with a reasonable time to review and comment on the 14f-1 Information Statement, Parent shall file the 14f-1 Information Statement with the SEC and mail the same to each of Parent's stockholders.

            (b) At least three (3) days prior to Closing, the Company shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the information required by Form 10-SB with respect to the Company, any other information required in connection with Parent ceasing to be a shell company as a result of the Transaction, the U.S. GAAP Financial Statements and the Pro Forma Financial Statements (as defined below) ("Transaction Form 8-K"), which shall be in a form reasonably acceptable to Parent and in a format acceptable for EDGAR filing. Prior to the Closing, the Company shall prepare the press release announcing the consummation of the Transaction hereunder ("Press Release"). Within four (4) days after the Closing, Parent shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

            (c) If the Accountant deems it necessary, at least ten (10) days prior to the Closing, the Company shall deliver to Parent pro forma consolidated financial statements for the Company, its Subsidiaries and Parent giving effect to the Transaction, for such periods as required by the SEC to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements shall have been reviewed by the Accountant and shall be in a format acceptable for inclusion on the Transaction 8-K.

      Each of the Company and Parent shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any
Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of Company and Parent shall act reasonably and as promptly as practicable.

      5.5 Required Information. In connection with the preparation of the Transaction Form 8-K, 14f-1 Information Statement, and Press Release, and for such other reasonable purposes, each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers, managers, managing members, stockholders and members (including the directors and officers of Parent to be elected effective as of the Closing pursuant to Section 5.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of each of the Company and Parent to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      5.6 Confidentiality; Access to Information.

            (a) To the extent the provisions of this Agreement provide greater protection against the disclosure of confidential information by the parties than any confidentiality agreement or letter of intent previously executed by the parties, such provisions of such prior confidentiality agreement or letter of intent shall be superseded by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party;
(ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article IX hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

            (b) Access to Information.

                  (i) The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company and its Subsidiaries, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

                  (ii) Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section
5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

      5.7 No  Solicitation.  Other  than with  respect to the  Transaction,  the
Company and Parent agree that neither of them nor any of their officers, directors, managers, or managing members shall, and that they shall cause their agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving them, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of them, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Parent Common Stock or the Company's capital stock (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company and Parent further agree that neither of them nor any of their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and Parent agree that they will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company and Parent agree that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.7.

      Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of Parent, or their respective representatives from, prior to the Closing (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if applicable, or otherwise complying with the Exchange Act; (B) providing information in response to a request therefore by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by Parent's board of directors of this Agreement, approving or recommending any unsolicited Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any unsolicited Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, Parent's board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors' fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the stockholders of Parent from a financial point of view (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

      5.8 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act reasonably acceptable to the Company to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on
Schedule 13D.

      5.9 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and the Company and its directors, officers and stockholders shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use their commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock, membership interests or ownership interest or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

            (b) The Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      5.10 Treatment as a Reorganization. Parent and the Company shall not take any action that is reasonably likely to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

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

      5.11 Absence of Material Liabilities. Immediately prior to Closing, Parent and Merger Sub shall have no liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) a certain Financial Advisory Agreement by and between Keating Securities, LLC ("Keating") and Parent in the form attached hereto as Exhibit B ("Financial Advisory Agreement"), (ii) any agreement with the Transfer Agent, and (iii) unpaid accounts payable, accrued expenses or other liabilities of Parent arising out of or with respect to the period commencing December 29, 2005 through the Closing (including any costs and expenses incurred by Parent in connection with the Transaction)("Accounts Payable"), which shall be included on a schedule prepared by Parent and delivered to the Company not less than three (3) days prior to Closing. Parent shall establish the Cash Reserve provided for in Section 3.23 in an amount equal to the Accounts Payable. Following the Closing, to the extent not satisfied by Parent prior to or at Closing, the Accounts Payable (whether or not included on the Accounts Payable schedule) shall be paid in full from the Cash Reserve. To the extent that any Cash Reserve remains after payment of the Accounts Payable (whether or not included on the Accounts Payable schedule), the remaining balance of the Cash Reserve shall be paid to Vero or its designees as a final management fee. To the extent the Cash Reserve is not sufficient to pay and satisfy the Accounts Payable (whether or not included on the Accounts Payable schedule) in full, KI Equity agrees to pay such unpaid Accounts Payable (whether or not included on the Accounts Payable schedule) and to indemnify and hold Parent harmless from such unpaid Accounts Payable (whether or not included on the Accounts Payable schedule) for a period of one year following the Closing. Following the Closing, the Company shall pay and satisfy, or cause Parent to pay and satisfy, all of Parent's obligations under the agreement with the Transfer Agent that arise in connection with or after the Closing and the Placement Agreement.

      5.12 Deposits; Cash Payments at Closing. Parent and Company hereby acknowledge Company's prior payment to Parent of a $50,000 deposit upon execution of the letter of intent between the parties dated March 27, 2006 ("Letter of Intent"). Such deposit shall be referred to herein as the "Deposit." At Closing, the Company shall cause Parent to pay to Keating the reverse merger fees of $500,000 under the Financial Advisory Agreement, less the amount of the Deposit (such sum being referred to herein, as the "Company Closing Payment"). In addition, at Closing, the Deposit shall be paid to Keating by Parent in partial payment of the reverse merger fees under the Financial Advisory Agreement ("Parent Closing Payment").

      5.13 Business Records. At Closing, Parent shall cause to be delivered to the Company all records and documents relating to Parent, which Parent possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Parent ("Business Records").

      5.14 Proxy/Information Statement. As soon as practicable after the Closing, Parent shall cause its stockholders to approve and adopt all of the following matters (the "Stockholder Matters"):

            (a) To approve a 1 for 15 reverse stock split with special treatment for certain of Parent's stockholders to preserve round lot stockholders ("Reverse Split");

            (b) To approve the change of the name of Parent to a name selected by the Board;

            (c) To approve an amendment to the Company's 2005 Equity Incentive Plan ("Stock Plan"), which will be assumed by Parent, to set the number of shares of Parent Common Stock reserved for issuance thereunder at 2,000,000 shares of Parent Common Stock (on a post-Reverse Split basis); and

            (d) All such other actions as shall be necessary or desirable in connection with or related to the foregoing actions in (a) through (c) above.

      In connection therewith, Parent shall either (i) notice a meeting of its stockholders and with respect thereto prepare a proxy statement pursuant to Regulation 14A promulgated under Section 14 of the Exchange Act (together with any amendments or supplements thereto, the "Proxy Statement") or (ii) upon receipt of the written consent of a sufficient number of its stockholders prepare an information statement pursuant to Regulation 14C promulgated under
Section 14 of the Exchange Act (together with any amendments or supplements thereto, the "Information Statement"). Following Closing, KI Equity shall reasonably cooperate with Parent and provide such information available to it as may be necessary or required, in the reasonable determination of counsel to the Company and to Parent, for Parent to prepare the Proxy Statement or Information Statement.

      In the event Parent elects to solicit stockholder approval via a Proxy Statement, as soon as practicable following the Closing, but not later than ten
(10) days after the Closing, Parent shall file the Proxy Statement with the SEC and shall cause such Proxy Statement to become definitive and to be mailed to the holders of Parent's securities entitled to vote at a meeting of stockholders.

      In the event Parent elects to use an Information Statement and does not solicit stockholder approval via a Proxy Statement, as soon as practicable following the Closing, but not later than ten (10) days after the Closing, Parent shall obtain the written consent of holders of the requisite number of voting securities of Parent approving the Stockholder Matters, such consent to be effective twenty (20) days following the filing of the definitive Information Statement with the SEC. Upon receipt of such written consent, Parent will file the Information Statement with the SEC and shall cause such Information Statement to become definitive and to be mailed to the holders of Parent's securities entitled to vote at a meeting of stockholders.

      In the event the Proxy Statement or Information Statement is reviewed by the SEC, Parent shall respond promptly to any comments of the SEC or its staff with respect to the Proxy Statement or Information Statement and use its reasonable best efforts to have the Proxy Statement or Information Statement cleared by the SEC as soon as practicable after its filing, provided, however, in the event that the substance of any review by the SEC involves or inquires with respect to information, filings, reports, financial statements or other circumstances of Parent occurring, reported or filed prior to the Closing (the "Pre-Closing Period"), KI Equity shall, upon the reasonable request of the Company or Parent, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company and Parent in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Proxy Statement or Information Statement, including, without limitation, providing such information, addressing such comments, and otherwise resolving such matters as may relate to the Pre-Closing Period and any SEC comments relating thereto or any SEC inquiry thereof.

      As a condition to the Closing, the holders of the Company's capital stock representing a majority of the Company's voting power immediately after the Closing (including KI Equity) (collectively, the "Majority Holders") shall execute and deliver a certain voting agreement ("Voting Agreement") in the form attached hereto as Exhibit C which shall provide, among other things, that such parties will vote their Series A Preferred Stock (or in the event of conversion, the Parent Common Stock issuable upon conversion) or Parent Common Stock, as the case may be, to approve the Stockholder Matters.

      5.15 Registration Statement. Parent shall include on the Registration Statement (as defined in Section 6.1(k)) to be filed following the Closing with respect to the Equity Financing; (i) 2,400,000 shares of Parent Common Stock (on a pre-Reverse Split basis) which are currently outstanding and have been granted piggyback registration rights, (ii) 2,281,302 shares of Parent Common Stock currently held by KI Equity which do not have piggyback registration rights, and
(iii) the shares of Parent Common Stock underlying the Series A Preferred Stock issued in connection with the Merger (or, in the event of conversion, the shares of Parent Common Stock issued upon such conversion) (collectively, the "Conversion Shares"); provided, however, that the Conversion Shares held by the Company's existing executive management team will be excluded from such Registration Statement in the event such exclusion is necessary to have the registration statement declared effective by the SEC or in the event required by the investors in the Equity Financing as a condition to the Equity Financing.

                                   ARTICLE VI

                          CONDITIONS TO THE TRANSACTION

      6.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by the Company and Parent:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Company or Parent has material operations relating to the transactions contemplated hereby has expired or terminated early and all material approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained.

            (b) Debt Holder Consents. The lenders under any credit facilities, secured loans, mortgages and other indebtedness of the Company or its
Subsidiaries for borrowed money shall have consented in writing to the Transaction (if such consent is required in connection with this Transaction).

            (c) Required Approvals. This Agreement and the Transaction have been duly approved and adopted, by the requisite vote, if any, of the Company's stockholders and by the requisite actions of the Board of Directors of the Company under the laws of the State of Nevada and the Company Charter Documents, and by the requisite actions of the Board of Directors of Parent under the laws of the State of Delaware and the Parent Charter Documents.

            (d) Certificate of Designations. Prior to Closing, the Board of Directors of Parent shall have adopted, and Parent shall have filed with, and had accepted by, the Secretary of State of the State of Delaware, the Certificate of Designations in the form attached hereto as Exhibit A.

            (e) 14f-1 Information Statement. At least ten (10) days prior to Closing, Parent shall have filed the 14f-1 Information Statement with the SEC, and Parent shall have mailed the 14f-1 Information Statement to each of the stockholders of Parent, and Parent shall have otherwise complied with all of the provisions under Rule 14f-1 under the Exchange Act.

            (f) Assumption of Options and Warrants. The Company shall have taken all necessary steps to effectuate the provisions of Sections 1.6(b) and (c), including obtaining all necessary consents and releases, if any, from the holders of Company Stock Options and Company Stock Warrants. The Company shall have obtained agreements terminating all pre-emptive rights.

            (g) Financial Statements; Transaction Form 8-K. The Company shall have delivered to Parent the U.S. GAAP Financial Statements, the Pro Forma Financial Statements and the Transaction Form 8-K, each in a form acceptable to Parent, which acceptance shall not be unreasonably withheld.

            (h) Vero Termination Agreement. Parent shall have terminated its agreement with Vero, effective at Closing.

            (i) Voting Agreement. The Majority Holders shall have executed and delivered the Voting Agreement, in the form attached hereto as Exhibit C, or similar agreement to approve the Stockholder Matters.

            (j) Blue Sky Laws. The issuance of Series A Preferred Stock to be issued under this Agreement and the issuance of Series A Preferred Stock or Parent Common Stock under the Equity Financing shall be exempt from, or have been qualified under, the Blue Sky Laws of each appropriate jurisdiction to the satisfaction of Parent and the Company and their respective counsels.

            (k) Equity Financing.  Signed subscriptions shall have been received to purchase Series A Preferred Stock or Parent Common Stock (as determined by Roth Capital) in a private placement offering exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder ("Equity Financing"), which subscriptions shall represent gross proceeds of not less than $10,000,000 (or such lesser amount as mutually agreed to by Parent and the Company), with such gross proceeds having been fully funded into an escrow account established for the Equity Financing the release of which to Parent is conditioned upon satisfaction or waiver of the conditions to the investors' obligations to close the Equity Financing as set forth in the subscription documents, including, without limitation, the Closing of the Transaction, Parent's acceptance of such subscriptions after the Closing and the approval of the Equity Financing by Parent's board of directors following the Closing. The Equity Financing shall be based on a pre-money valuation of Parent after giving effect to the Merger with the Company of not less than $22,000,000 (or such lesser amount as mutually agreed to by Parent and the Company) ("Pre-Money Value"). The Equity Financing may include the issuance of warrants to purchase Parent Common Stock ("Offering Warrants") to the investors and placement agent, provided the exercise price thereof shall not be less than the per share price of the Series A Preferred Stock (on an as-converted basis) or Parent Common Stock sold in the Equity Financing. Each investor and the placement agent shall in writing release and covenant not to sue the officers, directors and advisors of Parent serving or providing services immediately prior to the Closing for any matter respecting the Equity Financing, the Company or the Company's business. Parent shall also assume the Placement Agreement immediately following the Closing. Parent shall register for resale, on an at the market continuous basis under Rule 415 promulgated under the Securities Act, the shares of Parent Common Stock issued to investors in the Equity Financing (or the shares of Parent Common Stock underlying the Series A Preferred Stock in the event Series A Preferred Stock is issued in the Equity Financing) together with the shares of Parent Common Stock underlying the Offering Warrants on a registration statement to be filed with the SEC within the time frame and otherwise in accordance with the agreement between the Parent and the investors ("Registration Statement").

            (l) Investment Representation Letter. The Company shall have delivered to Parent the investment representation letters, consistent with the provisions of Section 1.12 hereof, signed by each holder of record (as of the Effective Time) of Certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Series A Preferred Stock pursuant to Section 1.6 hereof.

            (m) Dissenter's Rights. Holders of no more than 0.5% of the outstanding shares of Company Common Stock shall have taken action to exercise their dissent's rights pursuant to the NGCL and the laws of the state of California, to the extent such laws are applicable to the Transaction.

      6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a)   Representations   and  Warranties.   The  representations  and
warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and at and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), disregarding for the purposes of such determination any "Material Adverse Effect" or other materiality qualifiers set forth in such representations and warranties, except for such failures of such representations and warranties to be so true and correct as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent ("Parent Closing Certificate") and a certificate with respect to the foregoing signed on behalf of merger Sub by an authorized officer of merger Sub ("Merger Sub Closing Certificate")

            (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent and Merger Sub, respectively) does not, or will not, constitute a Material Adverse Effect with respect to Parent, and the Company shall have received Parent Closing Certificate and Merger Sub Closing Certificate to such effect.

            (c) Resignations and Resolutions. Parent shall have delivered to the Company the Resignations and Resolutions, in a form reasonably satisfactory to the Company, effective as of the Closing. Parent shall also have delivered to the Company evidence satisfactory to the Company of the appointment of new directors of Parent in accordance with Section 5.1 hereof.

            (d) Consents. Parent shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent and Merger Sub.

            (e) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

            (f) No Financial Obligations. Immediately prior to the Closing, Parent shall have no material liabilities or obligations, other than as set forth in Section 5.11 hereof.

            (g) SEC Compliance. Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act and shall have filed with the SEC its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006.

            (h) Business Records; Resignation Letter. The Parent shall have delivered to the Company the Business Records and the Resignation Letter from Parent's Accountant.

            (i) OTC Quotation. The Parent Common Stock at the Closing will be quoted on the OTC BB.

            (j) Other Deliveries. At or prior to Closing, Parent and Merger Sub shall have delivered to the Company (i) copies of resolutions and actions taken by Parent's board of directors and Merger Sub's board of directors, respectively, in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

            (k) Financial Advisory Agreement. The Financial Advisory Agreement between Parent and Keating, in the form of Exhibit B hereto, has been executed by the parties thereto and has been duly authorized and approved by Parent's board of directors.

            (l) Closing Payments. Parent shall have made the Parent Closing Payment as required by Section 5.12.

      6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

            (a) Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and at and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), disregarding for the purposes of such determination any "Material Adverse Effect" or other materiality qualifiers set forth in such representations and warranties, except for such failures of such representations and warranties to be so true and correct as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company ("Company Closing Certificate").

            (b) Agreements and Covenants. the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect on the Company, and Parent shall have received the Company Closing Certificate to such effect.

            (c) Consents. the Company shall have obtained all consents, waivers, permits and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

            (e) Accountant Undertaking; The Company shall have delivered to Parent the Accountant Undertaking in a form satisfactory to Parent.

            (f) D&O Information. The Company shall have delivered the fully completed and signed Questionnaires, and the D&O Information shall be reasonably acceptable to Parent.

            (g) Voting Agreement. The Majority Holders and KI Equity shall have executed and delivered the Voting Agreement, in the form attached hereto as Exhibit C.

            (h) Repayment of Affiliate Obligations. At the Closing Date, all amounts owed to the Company or any Subsidiary by each officer, director or stockholder of the Company or any Subsidiary (regardless of whether such amounts are due and payable) shall have been paid in full.

            (i) Closing Payments. The Company shall have made the Company Closing Payment as required by Section 5.12.

            (j) Other Deliveries. At or prior to Closing, the Company shall have delivered to Parent: (i) copies of resolutions and actions taken the Company's board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

            (k) Investor Relations Agreement. At Closing, Parent shall have entered into an agreement with an investors relation firm which provides for a comprehensive investors relations and after market support program for a period of not less than one year, which investors relations firm and program shall be subject to the approval of KI Equity, which approval shall not be unreasonably withheld ("Investor Relations Agreement").

                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

      Except as specifically set forth in Sections 5.11, 5.14, 5.15, 8.6 and 9.1, and such other provisions contained herein which specifically contemplates the performance of any agreement or covenant by any party hereto after the Closing, all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing. Notwithstanding the foregoing, nothing herein shall be construed as limiting or otherwise restricting any party's liability in any way for fraud or intentional misrepresentation.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

            (a) by mutual written agreement of Parent and the Company at any time;

            (b) by either Parent or the Company if the Transaction shall not have been consummated by June 30, 2006 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

            (d) by Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become materially untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent prior to the Closing Date, then the Company may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

            (e) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become materially untrue, in either case such that the conditions set forth in Article VI would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by the Company is curable by the Company prior to the Closing Date, then Parent may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such thirty (30)-day period).

      8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except for and subject to the following: (i) Section 8.2, Section 8.3 and Article X (General Provisions) shall survive the termination of this Agreement, (ii) if this Agreement is terminated by Parent under Section 8.1(b), (c) or (e), as a result of the Company's failure to satisfy the conditions precedent to Closing that are applicable to it hereunder or as a result of a breach or misrepresentation by Company under this Agreement, the Deposit shall be retained by Parent as liquidated damages and as its sole and exclusive remedy for any breach or termination of this Agreement, (iii) if this Agreement is terminated for any reason other than for those set forth in (ii) above, the Deposit shall be returned to the Company within three (3) business days, and (iv) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

      8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated; provided, however, that the Transaction expenses incurred by the Parent that are not paid prior to the Closing will be paid out of the Cash Reserve account in accordance with Section 5.11. The parties further agree that, whether or not the Transaction is consummated, each party shall be responsible for any and costs and expenses incurred by them in connection with the preparation of the Transaction Form 8-K (including the U.S. GAAP Financial Statements and Pro Forma Financial Statements contained therein), the Information Statement, and the 14f-1 Information Statement.

      8.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      8.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

      8.6 Rescission. The parties and Foley & Lardner, LLP ("Foley") shall enter into an agreement (the "Escrow Agreement") in substantially the form attached hereto as Exhibit D, which shall provide that, following the Closing, the certificates of Series A Preferred Stock to be delivered to the Company's stockholders in connection with the Merger, and the Certificates representing the Company Common Stock owned by the Company's stockholders, shall be delivered to Foley and held by Foley until Parent and KI Equity have provided written notice to Foley of the closing of the Equity Financing. In the event the Equity Financing fails to close for whatever reason within three business (3) days following the Closing (or such later time as mutually agreed to by the Company, Parent and KI Equity, but not more than ten (10) business days following the Closing, the parties hereto agree that this Agreement is hereby rescinded and the transactions hereunder shall be voided ab initio (the "Rescission"). The Escrow Agreement shall provide that in the event of the Rescission, (i) Foley shall promptly deliver to Parent the certificates representing Series A Preferred Stock (subject to adjustment for any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares occurring after the Closing with respect to such Series A Preferred Stock); (ii) Foley shall promptly deliver to each of the Company's stockholders any of the Certificates then held by it; and (iii) Foley shall deliver the signed resignations of all of the then current officers and directors of Parent together with a written consent action of all of the then current directors appointing Kevin R. Keating as the sole director of Parent.

      Notwithstanding anything contained herein to the contrary, in the event this Agreement is rescinded and the transactions consummated hereunder are voided ab initio, the Company agrees to indemnify and hold harmless, Parent against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against Parent or any of its assets, based upon, resulting from or arising out of, the management, operation and ownership of Parent from and after the Closing and through and including the effective date of the Rescission, and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by Parent in connection with the foregoing
(including, without limitation, any cost or expense incurred by Parent in enforcing its rights pursuant to this Section 8.6). The parties hereto agree that the provisions of this Section 8.6 shall survive the Closing.

                                   ARTICLE IX

                              POST-CLOSING COVENANT

      9.1 Post-Closing Covenants. The Company acknowledges that the agreements contained in this Section 9.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement. The parties hereto acknowledge and agree that the failure by Parent or the Company to satisfy, perform and comply with the covenants set forth in this Section 9.1 ("Post-Closing Covenants") following the Closing will have a material adverse effect on Parent and the investment of KI Equity in Parent. During the period beginning upon the Closing and ending on the first anniversary of the Closing, Parent agrees to:

            (a) Utilize its commercially reasonable efforts to, and the Company agrees to utilize its commercially reasonable efforts to cause Parent to, a
Section 12(g) reporting company in compliance with and current in its reporting requirements under the Exchange Act, and to remain quoted on, at a minimum, the OTC BB.

            (b) Certify in writing to any person holding restricted shares of Parent Common Stock as of the date of this Agreement that Parent has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports, upon being informed in writing by such person of its intent to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), (ii) if any certificate representing any restricted shares of Parent Common Stock is presented to Parent's Transfer Agent for registration of transfer in connection with any sale theretofore made or to be made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Parent and its counsel that such transfer has complied with the requirements of Rule 144 or 145 ("Opinion"), as the case may be, promptly instruct the Transfer Agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend, and (iii) in the event Parent's counsel is unwilling or unable to issue such Opinion, Parent hereby agrees to accept, and shall instruct its counsel to accept, an Opinion of Graubard Miller (New York, New York) or such other reasonable counsel selected by KI Equity, and Parent and its counsel shall hereby authorize the Transfer Agent to accept the opinion of Graubard Miller (or such other reasonable counsel selected by KI Equity) for such purposes ("Transfer Agent Authorization"), which Transfer Agent Authorization shall be delivered to Transfer Agent prior to Closing, with a copy to KI Equity.

            (c) Parent shall comply with the terms and conditions of the Investor Relations Agreement.

      9.2 Other Provisions. Notwithstanding anything contained herein to the contrary, the provisions of this Article IX shall survive (and not be affected in any respect by) the Closing. KI Equity shall be a third party beneficiary to provisions contained in this Article IX.

                                    ARTICLE X

                               GENERAL PROVISIONS

      10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a) if to Parent (prior to Closing), to: Applied Spectrum Technologies, Inc. Attn: Kevin R. Keating, President 936A Beachland Boulevard, Suite 13 Vero Beach, FL USA 32963 (772) 231-7544 telephone (772) 231-5947 telecopy

            (b) if to the Company or to Parent (after Closing), to: Sam B. Battistone, CEO Pro-Stars, Inc.
            2195 San Dieguito Drive, Suite 1
            Del Mar, CA 92014
            (702) 798-5460 telephone
            (702) 798-7416 telecopy
            with a copy to:

            Foley & Lardner, LLP
            Attn:  Kenneth D. Polin, Esq.
            402 West Broadway, Suite 2300
            San Diego, CA  92101-3542
            (619) 685-4615 telephone
            (619) 234-3510  telecopy

            (c) if to KI Equity, to:

            Mr. Timothy J. Keating, Manager KI Equity Partners III, LLC 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado USA 80111-2739 (720) 889-0131 telephone (720) 889-0135 telecopy

      10.2 Interpretation.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

            (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which the Company or Parent operates), or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

            (c) For purposes of this Agreement, the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 2.21(a)).

            (d) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

      10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures by facsimile or in electronic form shall be treated the same as if such signatures were original signatures of the parties.

      10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between Parent and Company dated March 27, 2006 is hereby terminated in its entirety and shall be of no further force and effect; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement). KI Equity is a third-party beneficiary of the certain provisions contained herein to which KI Equity derives a benefit and, with respect to such provisions, KI Equity has the right to enforce them as if it were a signatory to this Agreement.

      10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Denver, Colorado USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Denver, Colorado. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

         [The remainder of this page has been intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                        APPLIED SPECTRUM TECHNOLOGIES, INC.


                                        By: /s/ Kevin R. Keating
                                           -------------------------------------
                                                Kevin R. Keating, President


                                        APSP ACQUISITION, INC.


                                        By: /s/ Kevin R. Keating
                                           -------------------------------------
                                                Kevin R. Keating, President


                                        PRO-STARS, INC.


                                        By: /s/ Sam B. Battistone
                                           -------------------------------------
                                                Sam B. Battistone, CEO

ACKNOWLEDGED AND AGREED
WITH RESPECT TO OBLIGATIONS
UNDER SECTIONS 5.11 AND 5.14 HEREOF:

KI Equity Partners III, LLC,
a Delaware limited liability company


By: /s/ Timothy J. Keating
   -------------------------------------
        Timothy J. Keating, Manager

Index of Exhibits and Schedules

Exhibits

Exhibit A - Certificate of Designations

Exhibit B - Financial Advisory Agreement

Exhibit C - Voting Agreement

Exhibit D - Escrow Agreement



Schedules

Company Disclosure Schedules

Parent and Merger Sub Disclosure Schedules